IMPORTATION AND MARKETING AGREEMENT

This  Agreement is made this December 19, 1997 by and among  SEVEN-ELEVEN  JAPAN
Co., Ltd., a Japanese corporation with its office at 1-4 Shibakoen 4-chome, Minato-ku, Tokyo 105 Japan (hereinafter called "SEVEN-ELEVEN"), TOWER ENTERPRISE Corporation, a Japanese corporation with its office at 6F Aoyama Sun Crest Bldg., 13-5 Kita-Aoyama 2-chome, Minatoku, Tokyo 107 Japan (hereinafter called "TOWER"), ATF Co., Ltd., a Japanese corporation with its office at 6F Aoyama Sun Crest Bldg., 13-5 Kita-Aoyama 2-chome, Minato-ku, Tokyo 107 Japan (hereinafter called "ATF") on the one hand, and BEN & JERRY'S HOMEMADE, Inc., a Vermont corporation with its office at 30 Community Drive, South Burlington, Vermont 05403-6828 U.S.A. and BEN & JERRY'S HOMEMADE HOLDINGS, Inc., a Vermont corporation with its office at #7 Burlington Square, Burlington, Vermont 05401 U.S.A.(hereinafter collectively called "B&J") on the other hand.

WHEREAS, SEVEN-ELEVEN, acting on behalf of the Ito-Yokado Group Companies (as described in Annex 1 and hereinafter called "IY GROUP"), has appointed TOWER as importer into Japan (hereinafter called the "TERRITORY") of certain ice cream products (as defined in Article 2 of this Agreement and hereinafter called the "PRODUCTS") manufactured by B&J in the United States; and

WHEREAS, TOWER, ATF and SEVEN-ELEVEN are affiliated companies: and

WHEREAS, TOWER, acting on behalf of IY GROUP, has agreed to import the PRODUCTS and sell the PRODUCTS to ATF, which has been appointed by SEVEN-ELEVEN as the vendor of the PRODUCTS; and

WHEREAS, ATF has agreed to act on behalf of IY GROUP in Japan to sell and distribute the PRODUCTS for resale only in the convenience stores owned or operated by SEVEN-ELEVEN and the outlets of IY GROUP in the TERRITORY; and

WHEREAS, B&J has agreed to produce and supply the PRODUCTS to be sold in the TERRITORY by IY GROUP for resale only in the convenience stores owned or operated by SEVEN-ELEVEN and the outlets of IY GROUP in the TERRITORY;

NOW THEREFORE, it is mutually agreed as follows:

Article 1. (Appointment and Status)

         (1) B&J hereby agrees to produce and supply the PRODUCTS which will be imported by TOWER and sold to ATF.

         (2) SEVEN-ELEVEN hereby appoints TOWER as the importer of PRODUCTS on behalf of IY GROUP in the TERRITORY for the purpose to sell the PRODUCTS to ATF as the vendor appointed by SEVEN-ELEVEN. TOWER hereby agrees to act as such importer.

         (3) SEVEN-ELEVEN hereby appoints ATF as the vendor of the PRODUCTS on behalf of IY GROUP in the TERRITORY for the sole purpose of sale and distribution of the PRODUCTS for resale only in the convenience stores owned or operated by SEVEN-ELEVEN and the stores of the IY GROUP in the TERRITORY. ATF hereby agrees to act as such vendor.


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         (4) B&J hereby agrees that all transactions  with  SEVEN-ELEVEN and the stores of the IY GROUP will be executed through TOWER and ATF; however, SEVEN-ELEVEN will be ultimately responsible for TOWER'S and ATF'S actions and/or nonactions hereunder.

Article 2. (PRODUCTS)

In this Agreement, PRODUCTS means ice cream in 120ml cups and ice cream novelties (as described in Article 4, sub paragraph 4 and such other products as may be mutually agreed to), including their packaging bearing the trademarks of B&J (as defined in Article 12), manufactured by B&J in compliance with quality and technical specifications agreed upon between SEVEN-ELEVEN and B&J, and further within the range of reasonable allowances. All parties will not unreasonably withhold their approvals to any modifications of the specifications proposed or requested by the other party(ies). Under no circumstances will TOWER, IY GROUP, SEVEN-ELEVEN or ATF modify the PRODUCTS in any way, or modify the packaging of the PRODUCTS in any way, without the prior written consent of B&J.

Article 3. (Term)

         (1) The term of this Agreement shall begin on and from the date of this Agreement and end on March 31, 1999, unless sooner terminated pursuant to Article 13 hereof. SEVEN_ELEVEN agrees to use its best efforts to purchase 10,000,000 units or more during the first year for resale in convenience stores in the TERRITORY. Either party may terminate this Agreement effective at the end of the term or any renewal term by giving notice to the other of its intention not to continue this Agreement three (3) months prior to the expiration the term or any renewal thereof; failure to so timely notify by either party will constitute an extension of the term for another one (1) year term.

         (2) In the event of termination of this Agreement at the end of the term or any renewal term, or any sooner termination for any reason, B&J will be freed and discharged, and the other parties to this Agreement hereby expressly release and discharge B&J of and from any and all obligations or liability whatsoever, arising hereunder or in connection with any manner or thing relating to, or in any manner connected with, the subject matter of this Agreement. The foregoing right of termination and the additional right of non-renewal at the end of the stated term are absolute, and neither B&J nor the other parties to this Agreement will be liable to the other because of termination or non-renewal hereof (whether with or without cause) for compensation, reimbursement, or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or good will of B&J or the Japanese parties to this Agreement, or for any other reason whatsoever. Nothing herein is intended to relieve any party from any obligation to pay any unpaid balances for PRODUCTS ordered or shipped hereunder prior to termination or expiration, unless such termination or expiration is not caused by B&J.


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         (3)  Pursuant  to  the   provisions  of  Article  3  Paragraph  1,  the
         termination of this Agreement will operate as a cancellation, as of the date thereof, of all orders that have not been prepared by B&J for shipment, and thereafter B&J will have no obligation with respect to orders so cancelled.

Article 4. (Test Market)

         (1) The parties intend to launch the sale of the PRODUCTS in Japan in April 1998. Such launch date may be adjusted by mutual agreement of the parties, but the parties agree to use their respective best efforts to insure that the launch date is not unduly delayed.

         (2) The parties will commence a Test Market study on or about January 5, 1998. The Test Market will consist of five different product items or stock keeping units, with 2,000 units of PRODUCTS for each product item, or 10,000 total units of PRODUCTS. The parties will jointly decide which of SEVEN-ELEVEN's convenience stores will participate in the Test Market and the appropriate retail price points for the PRODUCTS in the Test Market.

         (3)  All Test Market data will be shared by SEVEN-ELEVEN with B&J.

         (4) The Test Market flavors mutually agreed upon by the parties are (i) Banana Chocolate Walnut, (ii) Vanilla & Nuts, (iii) Chocolate Brownie Walnut, (iv) Coffee Chocolate Chunk and (v) Vanilla & Peaches.

         (5) B&J has supplied SEVEN-ELEVEN with thirty (30) units of each of the listed five flavors for internal testing.

         (6) SEVEN-ELEVEN will conduct the Test Market in an efficient manner so as to maximize the amount of useful information obtained from the Test Market.

Article 5. (Purchase Transactions)

         (1) After  the Test  Market,  SEVEN-ELEVEN  will give B&J and TOWER its
         (SEVEN-ELEVEN'S) sales-plan of PRODUCTS by items. By no later than February 6, 1998 SEVEN-ELEVEN will give B&J the first 90 day rolling forecast for the 3 months beginning March 1, 1998. B&J will supply the form and requirements for the rolling forecast. The first 60 days of the forecast are non-cancelable and nonrescheduleable and the last 30 days of the forecast are non-cancelable but are rescheduleable. The forecast will be updated each month beginning on April l, 1998 and will be provided to B&J by the first Monday of each month. However, in the event SEVEN-ELEVEN and/or ATF request for the increase of the ordered quantity, B&J will use its best efforts to provide these quantities. TOWER will place corresponding firm orders for the PRODUCTS in individual purchase orders between B&J and TOWER.


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         (2) The  individual  contracts of sale will become  effective  when the written acceptance from B&J of the purchase order is issued by B&J.

         (3) Delivery of all PRODUCTS to TOWER by B&J will be made on ex. factory and / or ex distribution center basis at B&J's factory(ies) in Vermont in the United States. Upon delivery to the shipper at B&J's factory(ies) in Vermont, title to and all risks of loss or damage to the PRODUCTS will pass to TOWER from B&J. Heat damage or other damage caused by the shippers or occurring during shipment will be the sole responsibility of TOWER and SEVEN-ELEVEN, and B&J will have no responsibility therefor. SEVEN-ELEVEN has notified B&J that SEVEN-ELEVEN has selected the firm of Itochu International Inc. of Los Angeles, California to be SEVEN-ELEVEN's exclusive agent to ship the PRODUCTS from Vermont to Japan.

         (4) All costs of transporting, shipping and importing the PRODUCTS into Japan, including any taxes, insurance premiums or costs, customs duties, tariffs or other impositions, will be borne solely by TOWER and SEVEN-ELEVEN.

         (5) The items, prices and other specifications of each transaction between B&J and TOWER will be as agreed upon by B&J and TOWER, subject to the terms and conditions of this Agreement. SEVEN-ELEVEN may provide information and suggestions to TOWER or B&J regarding items, prices and other specifications relating to the sale of PRODUCTS under this Agreement.

Article 6. (Price and Payment)

         (1) Prices applicable to any orders for PRODUCTS to be placed by TOWER to B&J will be quoted in U.S. dollars. Payments for the PRODUCTS will be in U.S. dollars. The parties mutually agree that the purchase price of the PRODUCTS is US$0.61 per unit. This purchase price is predicated on the Japanese Yen / US $ exchange rate being Y120 / US$1. The price of $0.61 per unit will remain fixed up to Y126 and down to Y114. In the event the Japanese Yen / US$ exchange rate fluctuates 10% above Y126 or 10% below Y114 then the parties agree to share (50%/50%) the said 10%. Said purchase price will be subject to adjustment as provided for below. If the fluctuation is more than 10% in either direction then the parties agree to meet to discuss a mutually acceptable purchase price. The US$0.61 constitutes the initial price.

          (2) The price will be subject to review by the parties every six months beginning September 1, 1998. If the parties cannot agree upon an amendment to the price, then B&J will have no obligation to ship any orders until the parties have mutually agreed upon the price for the items in that order or upon renewing or amending the existing price.

         (3) Payment by TOWER to B&J will be made by means of irrevocable commercial letter of credit established by TOWER in a form reasonably acceptable to B&J. This irrevocable commercial


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         letter of credit will be payable at sight and be from a bank reasonably acceptable to B&J. The letter of credit shall be in United States dollars and in an amount equal to the purchase price of the PRODUCTS ordered by SEVEN-ELEVEN and accepted by B&J. All associated charges are for TOWER'S account. Each letter of credit will be opened and delivered to B&J at the time the corresponding purchase order is placed with B&J.

         (4) The parties have agreed that the Test Market purchase price for the PRODUCTS will be sixty-one cents (US$0.61) per unit. The parties agreed to equally (50%/50%) share the cost of the Test Market PRODUCTS (US$0.61) and, air fares to ship the Test Market PRODUCTS to Japan.

Article 7. (Restrictions on Sale of PRODUCTS)

         (1) If the Test Market is successful (as mutually agreed to by both parties) and the launch date is in April, 1998, B&J agrees that it will not sell the originally selected PRODUCTS items to any other convenience store operator in the TERRITORY for a period of six (6) months from the launch date.

         (2) SEVEN-ELEVEN will have the right to ask B&J to extend the exclusivity on the originally selected PRODUCTS in the convenience store channel of distribution for an additional six (6) months only provided that: (i) SEVEN-ELEVEN gives B&J notice of such intent no later than sixty (60) days before the end of the first six (6) months' period following the launch date, and (ii) the parties agree to a minimum quantity guarantee of the purchase of specific units by SEVEN-ELEVEN.

         (3) SEVEN-ELEVEN agrees that all of IY GROUPS's requirements for the PRODUCTS will be bought directly from B&J.

         (4) TOWER will not sell the PRODUCTS to any third party or vendor other than ATF, and ATF will act as the vendor of the PRODUCTS for IY GROUP pursuant to Article 1, and shall not sell the PRODUCTS to any third party except as specifically provided in this Agreement. SEVEN-ELEVEN and IY GROUP will purchase the PRODUCTS only through ATF. Neither SEVEN- ELEVEN nor TOWER nor ATF will export PRODUCTS outside of the TERRITORY and said parties are expressly prohibited from soliciting sales for the PRODUCTS outside of the TERRITORY. Said parties agree that they will not distribute any PRODUCTS to any party or in any manner dispose of any PRODUCT under circumstances where they know, or in the exercise of prudent business judgment should know, that such activity ultimately will result in the exporting of such PRODUCTS outside the TERRITORY. This Agreement permits SEVEN-ELEVEN to distribute the PRODUCTS only through its convenience stores, which are owned by SEVEN-ELEVEN and/or operated by third parties under license from SEVEN-ELEVEN and the outlets of the IY GROUP. This Agreement does not permit any other distribution under any other channel of distribution in the TERRITORY.

         (5) SEVEN-ELEVEN will sell and distribute the PRODUCTS only for resale through the SEVEN-ELEVEN convenience stores and IY GROUP oulets in the TERRITORY.

Article 8. (Business Secrecy)

         (1) Each of the parties will not divulge or disclose to a third party or parties any and all matters and information of a confidential nature related to the terms of this Agreement, the Test Market, the business transactions and the PRODUCTS, which have come to its knowledge through transactions under this Agreement, including those which were known to the respective parties at the time of the signing of this Agreement. The provisions of this paragraph do not apply to matters or information which are in the public domain and which any party otherwise procures lawfully from other sources and has the right to disclose to other parties.

         (2) The  obligations  undertaken  by the  parties  hereto  pursuant  to
         Article 8(1) will survive termination of this Agreement and will remain in effect and be binding on the parties hereto indefinitely after termination of this Agreement.

Article 9. (Marketing)

         (1) TOWER, SEVEN-ELEVEN and ATF agree to use their respective best efforts to vigorously promote and achieve maximum sales of the PRODUCTS in the TERRITORY and will use their best efforts to exploit and service, and sell the maximum amount of PRODUCTS through SEVEN-ELEVEN's convenience store and IY GROUP outlets in the TERRITORY.

         (2) TOWER, SEVEN-ELEVEN and ATF will be responsible, at their own sole expense and cost, to design, manufacture and place all point of purchase displays and advertising materials for promotion of the PRODUCTS in the SEVEN-ELEVEN convenience stores and IY GROUP outlets located in the TERRITORY. All advertising, brochures, displays and other marketing literature in any way relating to the PRODUCTS or using the B&J MARKS will be subject to the prior written approval of B&J, both with respect to copy and mode of use.

          (3) SEVEN-ELEVEN and B&J will review annually the selection of PRODUCT items and may mutually agree on substituting one or more new PRODUCT items for the PRODUCT items designated in this Agreement.

         (4) B&J will use its best efforts, subject to force majeure, to manufacture sufficient quantities of the PRODUCTS, in accordance with the mutually agreed specifications, to satisfy the market demands and purchase requirements of the SEVEN-ELEVEN convenience stores and IY GROUP outlets in the TERRITORY, as indicated to TOWER and B&J by SEVEN-ELEVEN and ATF.

         (5) B&J will be responsible for building of the B&J brand image and awareness of PRODUCTS in the TERRITORY, either directly or through an agent of B&J's choice.

         (6) The parties acknowledge that B&J intends to distribute or license for distribution its products, bearing or using the

         B&J MARKS, in the TERRITORY through third parties. TOWER, IY GROUP, SEVEN-ELEVEN and ATF acknowledge that they have no exclusivity of any kind, other than as specifically described in Article 7 of this Agreement.

Articie 10. (Notices)

         (1) Any notice between B&J and other Japanese parties in reference to this Agreement shall be in writing in the English language.

         (2) All notices, requests or other communications required or permitted to be given hereunder shall be in writing and shall be sent by mail, facsimile or e-mail to the other parties at their addresses set forth below or to such other addresses as may from time to time be notified by one party to the others. Any such notice, agreement or consent dispatched by facsimile or e-mail shall be confirmed by registered mail or any reliable courier service return receipt required.

               To:  SEVEN-ELEVEN
                    SEVEN-ELEVEN JAPAN Co., Ltd.
                    1-4 Shibakoen 4-chome, Minato-ku, Tokyo 105 Japan
                    Phone: 3-3459-6609
                    Facsimile: 3-3459-3766
                    E-mail:

               To:  TOWER
                    TOWER ENTERPRISE Corporation
                    6F AOYAMA SUN CREST Bldg.
                    13-5 Kita-Aoyama 2-chome, Minato-ku, Tokyo 107 Japan
                    Phone: 3-3497-5381
                    Facsimile: 3-3497-5383
                    E-mail:

               To:  ATF
                    ATF Corporation 6F AOYAMA SUN CREST Bldg.
                    13-5 Kita-Aoyama 2-chome, Minato-ku, Tokyo 107 Japan
                    Phone: 3-3497-1811
                    Facsimile: 3-3497-1825
                    E-mail:

               To:B&J
                    BEN & JERRY'S HOMEMADE, Inc.
                    30 Community Drive
                    South Burlington, Vermont 05403-6828 U.S.A.
                    Phone: 802-651-9600
                    Facsimile: 802-651-9618
                    E-mail:

         (3) All notices shall be deemed to have been given when duly transmitted by facsimile or e-mail, or delivered by mail.

Article 11. (Warranty)


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         (1) B&J  warrants  that the  PRODUCTS  will  comply  with  quality  and
         technical   specifications  agreed  upon  among  the  parties  to  this
         Agreement at the time such PRODUCTS are delivered to the shipper ex-works of B&J in Vermont. If TOWER discovers a failure of the PRODUCTS to meet such specifications and notifies B&J within sixty (60) days after arrival of the PRODUCTS in Japan, then B&J, after confirming such defect or failure was a result of a manufacturing defect, shall at its own expense reimburse TOWER for the cost of the defective PRODUCTS, or deliver replacement PRODUCTS, according to the request of TOWER, unless such failure to meet such specifications was caused by the negligence or other act of TOWER, IY GROUP, ATF, SEVEN-ELEVEN or any transporter and/or other third party after delivery to the shipper in Vermont. Notwithstanding the foregoing, TOWER retains the right to ask B&J to replace PRODUCTS at cost, which contain foreign articles even after the above 60 days.

         (2) If any claim is made or any suit or action is instituted against TOWER and/or IY GROUP in regard with the Product Liability or the "Imperfection-based Liability" described in the Japanese Civil Code No.570, B&J shall cooperate in the defense and the settlement of such claim, suit or action. B&J will at its own expense indemnify and hold harmless TOWER and IY GROUP from and against any and all losses, damages, claims and related cost (including reasonable attorney's fees) arising out of the defective manufacture of the PRODUCT unless such claim, suit or action arises from the negligence or other act of TOWER, IY GROUP, ATF, SEVEN-ELEVEN or any transporter and/or other third party after delivery to the shipper in Vermont, in which case TOWER and IY GROUP will at their own expense indemnify and hold harmless B&J from and against any and all losses, damages, claims and related cost (including reasonable attorney's fees).

         (3) The obligations of the parties in this Article 11 will survive cancellation, termination, rescission or expiration of this Agreement.

Article 12. (Trademarks and Other Rights)

         (1) B&J represents and warrants that its current and future trademarks, designs, logo-marks and other industrial property rights (as described in Annex 3 and hereinafter collectively called "B&J MARKS") are and will be legal for TOWER to use in the TERRITORY in connection with the sale and distribution of the PRODUCTS during the term of this Agreement, and TOWER, to the best of B&J's knowledge and belief, is free from any infringement of patent, design, trademark, copyright or other industrial property right of any third party. Annex 3 will be modified from time to time by B&J upon the creation and/or registration of new or current B&J MARKS. Notwithstanding the foregoing, nothing herein shall be construed as granting to the Japanese parties to this Agreement a license to use the B&J MARKS or any other trademarks or trade names of B&J.

         (2) B&J will at its own expense register and hold all legal rights of and to the B&J MARKS. TOWER and SEVEN-ELEVEN will cooperate with B&J to protect and defend the B&J MARKS in accordance with any request from B&J. TOWER, IY GROUP, SEVEN-ELEVEN and ATF acknowledge that B&J is the sole owner of the B&J MARKS, that they will not use or claim any rights in the B&J MARKS, except for the purpose of the sale, promotion and distribution of the PRODUCTS as permitted in this Agreement, and that they will not license, sublicense or register the B&J MARKS in the TERRITORY or any other location or jurisdiction.

         (3) The B&J MARKS will not be used by TOWER, IY GROUP, SEVEN-ELEVEN and/or ATF in any manner with any products of any nature manufactured or sold by or on behalf of TOWER, IY GROUP, SEVEN-ELEVEN and/or ATF, except for the PRODUCTS manufactured by B&J and sold to TOWER and SEVEN-ELEVEN under this Agreement.

         (4) Whether or not B&J succeeds in obtaining registrations of any or all of the B&J MARKS in the TERRITORY, all of the other parties to this Agreement acknowledge B&J's proprietary rights therein and undertake not to do anything, during or after the term of this Agreement, which could adversely affect such proprietary rights or the distinctiveness of the aforesaid trademarks. TOWER, IY GROUP, SEVEN-ELEVEN and ATF agree that they will not use or display the B&J MARKS in product literature, or in connection with the sale, promotion or distribution of the PRODUCTS at trade shows or elsewhere, or in any other manner, which has not received the prior written approval of B&J.

         (5) If TOWER and/or SEVEN-ELEVEN discover any infringement or improper use of the B&J MARKS, TOWER and SEVEN-ELEVEN will give prompt notice to B&J of such infringement or improper use.

         (6) The right of TOWER, ATF and/or IY GROUP to sell, promote and distribute the PRODUCTS under this Agreement, using the B&J MARKS as permitted under this Agreement, will survive the cancellation, termination, rescission or expiration of this Agreement for a period of time not to exceed one hundred eighty (180) days after such cancellation, termination, rescission or expiration until the PRODUCTS purchased from B&J and remaining in stock of TOWER, ATF and/or IY GROUP are sold out.

Article 13. (Termination)

         (1) B&J may terminate this Agreement by giving a written notice to TOWER in the event:

                              i) if TOWER, IY GROUP, ATF or SEVEN-ELEVEN becomes insolvent or any voluntary or involuntary petition in bankruptcy or for corporate reorganization is filed by or against any such party, or a receiver is appointed with respect to any of the assets of any such party, or liquidation proceedings are commenced by or against any such party; or

                              ii) if any such party defaults in any of the provisions of this Agreement and does not remedy the default within thirty (30) days after a written notice is given requesting that the default be remedied.

         (2) TOWER or SEVEN-ELEVEN may terminate this Agreement by giving a written notice to B&J in the event:

                              i)if B&J becomes insolvent or any voluntary or involuntary petition in bankruptcy or for corporate reorganization is filed by or against B&J, or a receiver is appointed with respect to any of the assets of B&J, or liquidation proceedings are commenced by or against B&J; or

                              ii) if B&J defaults in any of the provisions of this Agreement and does not remedy the default within thirty (30) days after a written notice is given requesting that the default be remedied.

Article 14. (Assignment)

No party to this Agreement will assign, pledge or otherwise dispose of its rights, or delegate its duties, under this Agreement without the prior written consent of the other parties to this Agreement.

Article 15. (Other provisions)

         (1) This Agreement constitutes the entire agreement in respect of the business hereby contemplated by and among the parties hereto, and supersedes all previous agreements, negotiations and commitments in respect thereto. This Agreement will be binding on affiliates of TOWER, SEVEN-ELEVEN and ATF.

         (2) The failure of any party hereto to enforce any of the provisions of this Agreement or to exercise any right hereunder shall not constitute a waiver of the same or prejudice its right to enforce the same thereafter.

         (3) No party will be in default under this Agreement by reason of its delay in the performance of or failure to perform any of its obligations hereunder if the delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental laws, rules or regulations, delays in transit or delivery, inability to secure governmental priorities for materials, or any fault beyond its control or without its fault or negligence.

         (4) The relationship between B&J and the other parties to this Agreement is that of Licensor/vendor and Licensee/vendee. Under no circumstances will TOWER, SEVEN-ELEVEN or ATF be deemed to be agents or representatives of B&J, nor will any of them have the right to enter into any contracts or commitments in the name of B&J or otherwise to bind or commit B&J.

         (5) This Agreement will be modified only by mutual consent in writing of subsequent date signed by the duly authorized representatives of each party to this Agreement.

         (6) TOWER and SEVEN-ELEVEN will obtain any and all approvals, licenses, FTC (Japan) approvals or consents, and satisfy any and all other legal requirements to enter into this Agreement, import and transport the PRODUCTS into the TERRITORY, and sell, promote and distribute the PRODUCTS in the TERRITORY as provided for or contemplated in this Agreement.

         (7) The English language shall govern this Agreement, and will be used in any legal or dispute resolution proceedings among the parties relating to this Agreement.

         (8) All disputes arising from the signing of or in connection with this Agreement will be settled by negotiations of the parties during a period of thirty (30) days after such dispute arises. If the parties cannot reach a negotiated settlement within such thirty-day period, then all disputes, differences, or questions between any of the parties concerning the construction, interpretation and effect of this Agreement or any clause in this Agreement, or the rights and liabilities of the parties, will be settled by binding arbitration. Either party may send to the other party a notice asking for arbitration and appointing its arbitrator. Within one (1) month, the other party or parties will indicate the name of its own arbitrator, failing which, an arbitrator will be appointed by the President of the respective arbitration associations. The two arbitrators so appointed will meet within one (1) month after the appointment of the last arbitrator. If they do not agree as to their decision, they will choose a third arbitrator, and if they do not agree within one (1) month on the choice of that arbitrator, the third arbitrator will be appointed by the President of the respective arbitration associations. The decision will be made by a majority of the arbitrators. The arbitration will take place in New York, New York (U.S.A.), in cases where such disputes are initiated against B&J and in Tokyo, Japan when such disputes are initiated against those parties in Japan. If the arbitration takes place in New York, the American Arbitration Association rules and procedures will be used and if the arbitration takes place in Tokyo, the Japan Commercial Arbitration Association rules and procedures will be used. In either case the laws of the Sate of Vermont and/or the United States will be used in reaching a decision. The decision of the arbitrators will be final. The arbitrators will attempt to avoid a general hearing. The parties agree that each party shall bear the expense of its own arbitrator, and that the parties will split the expense of any third arbitrator. Legal expenses of each party will be borne by that party, but the arbitrators will have the discretion (but not the obligation) to award legal fees to the prevailing party in the arbitration.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in quadruplicate on the day and year first above written.








BEN & JERRY'S HOMEMADE, INC.             SEVEN-ELEVEN JAPAN CO., LTD.


/s/ Perry D. Odak                       /s/ Katsuhiko Ikeda
    CEO                                     Senior Managing Director
----------------------------             ----------------------------




TOWER ENTERPRISE CORPORATION             ATF CO. LTD.

/s/ Hideo Takai                         /s/ Masao Kono
    President                               General Manager
----------------------------             ----------------------------

                                     ANNEX 1

As ANNEX I to the "Importation and Marketing Agreement" dated December 19, 1997, wherein the Parties describe the "IY GROUP" as follows:

Seven-Eleven Japan Co., Ltd. (Convenience Store)
Ito-Yokado Co., Ltd. (Superstore)
Robinson's Japan Co., Ltd. (Department Store)
York Mart Co., Ltd. (Supermarket)
York-Benimaru Co., Ltd. (Supermarket)
Denny's Japan Co., Ltd. (Restaurant)
York Bussan Co., Ltd. (Quick Serve Restaurant)

This Annex 1 is executed this day of December 19, 1997.



BEN & JERRY'S HOMEMADE, INC.             SEVEN-ELEVEN JAPAN CO., LTD.

/s/ Perry D. Odak                       /s/ Katsuhiko Ikeda
    CEO                                     Senior Managing Director
----------------------------             ----------------------------




TOWER ENTERPRISE CORPORATION             ATF CO. LTD.

/s/ Hideo Takai                         /s/ Masao Kono
    President                               General Manager
----------------------------             ----------------------------